UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 31, 2006

Great Lakes Dredge & Dock Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On August 28, 2006, Great Lakes Dredge & Dock Corporation (the “Company”) entered into an amendment of its Credit Agreement with its senior secured lenders.  The amendment to the Credit Agreement allowed the Company to obtain a secured revolving line of credit from Wells Fargo HSBC Trade Bank pursuant to an International Letter of Credit Agreement.  The additional line of credit capacity will be used for performance and advance payment guarantees on foreign contracts including the contract recently signed in Bahrain (“Diyaar”).  Additionally, the Company obtained approval to reflag each of its Sugar Island and Manhattan Island vessels under the laws of the Republic of the Marshall Islands.  These vessels were previously flagged under the laws of the United States of America.  Both vessels are being deployed to the Middle East to work on Diyaar.  Approval was also obtained for the merger of GLDD Acquisitions Corp. with and into a subsidiary of Aldabra Acquisitions Corporation pursuant to the Agreement and Plan of Merger dated June 20, 2006.  The amendment to the Credit Agreement also increased the Company’s total leverage ratio to 5.6 to 1.0 for the four consecutive fiscal quarters ending September 30, 2006, to give the Company more flexibility to borrow under its revolver as the third quarter of 2006 is being impacted by significant mobilization to domestic and foreign projects, required dry-dockings on certain vessels and the deferral of a large beach project due to typical environmental window restrictions.  A copy of this amendment is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

10.1

Amendment No. 5 to Credit Agreement, dated as of August 28, 2006, by and among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., the other loan parties from time to time party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as issuer of the Letters of Credit and as representative of the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: August 31, 2006	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1

Amendment No. 5 to Credit Agreement, dated as of August 28, 2006, by and among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., the other loan parties from time to time party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as issuer of the Letters of Credit and as representative of the Lenders.